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                                                                    Exhibit 23.3

                          [ARTHUR ANDERSEN LETTERHEAD]



                CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS


As independent auditors, we consent to the incorporation, in the Form S-1 Registration Statement of Synaptics Inc, of our report dated 28 January 1999 with respect to the financial statements of Synaptics (UK) Limited (formerly Absolute Sensors Limited) as at 31 December 1998 and for the period then ended and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN

Arthur Andersen, Chartered Accountants

Cambridge, England
February 21, 2001